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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
The York Water Company:

We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the financial statements refers to a change in the method of accounting for income taxes in 1993.



KPMG PEAT MARWICK LLP

Harrisburg, Pennsylvania

August 8, 1996

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